Exhibit 99.1

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

GCI REPORTS FOURTH QUARTER 2013 FINANCIAL RESULTS

•	Consolidated revenue of $218 million, $812 million for the year

•	Adjusted EBITDA of $68 million, $267 million for the year

March 5, 2014, Anchorage AK - General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) today reported record performance for 2013, with fiscal year 2013 results of consolidated revenues of $812 million, adjusted EBITDA of $267 million, and net income of $9 million or $0.23 per diluted share. The EBITDA performance was slightly ahead of previously provided guidance. These results reflect the consolidation of the The Alaska Wireless Network (“AWN”) transaction, which was effective July 23, 2013.

For the fourth quarter of 2013, revenue increased to $218 million or 19 percent over the fourth quarter of 2012. Adjusted EBITDA increased to $68 million or 28 percent over the fourth quarter of 2012. Net loss for the fourth quarter was $(7) million or $(0.17) per share.

“2013 has been a year of great significance for GCI, for many reasons. Record EBITDA is the most visible measure, but it was achieved on the basis of substantial investment and achievements in all areas of the business,” said Ron Duncan, GCI president and chief executive officer. “We are now prepared to realize the rewards of our investments in the network, in AWN, and in our operations.”

Operating Highlights

Wireless:
As mentioned above and previously announced, the AWN transaction closed on July 22nd, and was effective on July 23rd. This transaction combined the wireless networks of GCI and Alaska Communications (“ACS”). AWN provides wholesale wireless services to AWN’s owners, GCI and ACS, as well as roaming and backhaul service to other wireless carriers. This quarter is the first full quarter of AWN’s operations.

Wireless revenues of $62 million for the fourth quarter of 2013 decreased from the third quarter of 2013 revenues of $66 million, reflecting a full quarter of AWN operations but offset by the seasonality of roaming. Wireless Adjusted EBITDA of $28 million decreased from the third quarter 2013 Adjusted EBITDA of $37 million due to the lower margin contribution of less roaming, and the cost of customer acquisition by the retail partners.

For the fourth quarter of 2013, the revenue detail is as follows:

($ millions)	4Q 2013	4Q 2012	3Q 2013
Wholesale Wireless	$24	$15	$22
Roaming and Backhaul	$25	$10	$31
USF Support	$13	$8	$13
Total Wireless Revenue	$62	$33	$66

During the quarter, the company implemented many enhancements and improvements to the network, including:

•	The system in the Juneau area was substantially upgraded, with LTE and expanded GSM/HSPA capabilities. LTE service is scheduled to go live in Fairbanks later this month.

•	A new prepaid system was developed and implemented, which includes LTE data capability.

•	The first rural 3G system was launched in Dillingham.

•	148 new TurboZones were turned up, for a total of 1,110 sites.

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

Wireline:

The Wireline segment posted revenues of $156 million for the fourth quarter of 2013, compared with $151 million for the same period in 2012, representing 3% growth. Adjusted EBITDA for the fourth quarter of 2013 was $40 million, a slight decline from 2012’s fourth quarter Adjusted EBITDA of $41 million, reflecting an increased allocation of operating expenses to this segment.

Wireline -- Consumer:
Consumer revenues of $69 million for the fourth quarter of 2013 represented a slight increase over the same period in 2012. Increases in data offset decreases in wireless, voice and video revenues.

During the quarter, the Company announced several campaigns and new programs:

•
“March to a Gigabit” announced GCI’s commitment to providing gigabit data service, which was accompanied by an immediate increase to data speeds in many of the urban areas. Data speeds were again increased yesterday, up to 200Mps in some areas. Responses to the offering and the increases have been robust.

•	While overall video had a slight decline, there has been an acceleration of demand for TiVo and TiVo box growth has been strong, which has helped reduce churn.

•	GCI launched a new wireless prepaid platform, offering statewide service under the brand name FastPhone.

•	Demand has also been strong for cellular-enabled tablets, including the iPad.

Wireline -- Business Services:
Business Services revenues of $56 million for the fourth quarter of 2013 increased 4 percent over the same period in 2012.

The fourth quarter reflected solid performance across all products, with cable advertising predictably strong throughout the holiday season. Overall, growth in the quarter was driven by video and voice, with data transport and storage charges also adding to the growth.

The Data revenue results can better be understood by examining the components of the category:

($ millions)	4Q 2013	4Q 2012	3Q 2013
Data Transport & Storage Charges	$24	$23	$25
Professional Services	$12	$15	$14
Total Data Revenue	$36	$38	$39

Wireline -- Managed Broadband:
Managed Broadband revenues for the fourth quarter of 2013 totaled $30 million, an increase of 6 percent over the fourth quarter of 2012. This positive performance is driven in part by the expansion of and increasing demand for the TERRA services in rural Alaska.

On November 5th, GCI completed another phase of its terrestrial broadband network, TERRA, with full service extending to Nome. GCI expects to complete the next phase, to Kotzebue, by the end of 2014.

Corporate Highlights

•	Capital Expenditures for the year were $181 million, which included $16 million of grant funded

Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com expenditures, for a net of $165 million. $28 million of the capital expenditures were attributable to the Wireless segment and $137 million were attributable to the Wireline segment. This is slightly below the previously announced guidance.

•	During 2013, the Company repurchased 1.8 million shares of GCI common stock, at a total cost of $15.6 million.

•
Following the acquisition of KTVA-TV (CBS) by the company’s subsidiary, Denali Media, KTVA moved into a newly constructed, state of the art, high definition (HD) facility in December, and launched expanded HD news programming. KTVA is the first station in Alaska to present local news in HD.

•	Denali Media also purchased KATH and KSCT, low power NBC affiliates in Juneau and Sitka.

Guidance

The Company also provided guidance for 2014. With strong continued performance by all segments and customer groups, the Company is anticipating to achieve Consolidated Revenues in the range of $910 million to $930 million and Adjusted EBITDA in the range of $285 million to $305 million.

For capital expenditures, the base investment program is expected to be lower than last year, and should be $140 million to $150 million, down from the $165 million (net of grants) this past year. This does not include any real estate investment, as we continue to review our leased property portfolio. The Company has identified a unique opportunity in the wireless market to solidify its competitive position, and believes that an acceleration of the wireless build out is warranted, to bring full LTE service to 80% of Alaska. This is expected to accelerate approximately $30 million of planned expenditures from the outer years into 2014, bringing the total expected capital spend to about $170 million.

GCI will hold a conference call to discuss the quarter’s results on Thursday, March 6, 2014 beginning at 2 p.m. (Eastern). To access the briefing, call the conference operator between 1:50-2:00 p.m. (Eastern Time) at 877-918-2314 (International callers should dial +1-517-308-9338) and identify your call as “GCI.” In addition to the dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 800-839-2291, access code 7461 (International callers should dial +1-402-998-1194.)

About GCI

GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering voice, data and video services statewide. Learn more about GCI at www.gci.com/about.

Forward Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	December 31,	December 31,
ASSETS	2013	2012
Current assets:
Cash and cash equivalents	$44,971	24,491

Receivables	230,393	150,436
Less allowance for doubtful receivables	2,346	3,215
Net receivables	228,047	147,221

Deferred income taxes	39,753	12,897
Prepaid expenses	7,725	8,441
Inventories	10,348	12,098
Other current assets	230	1,678
Total current assets	331,074	206,826

Property and equipment in service, net of depreciation	969,578	838,247
Construction in progress	87,476	94,418
Net property and equipment	1,057,054	932,665

Goodwill	219,041	77,294
Cable certificates	191,635	191,635
Wireless licenses	91,400	25,967
Other intangible assets, net of amortization	71,435	16,560
Deferred loan and senior notes costs, net of amortization	12,129	11,189
Other assets	40,061	44,386
Total other assets	625,701	367,031
Total assets	$2,013,829	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2013	2012
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$9,301	7,923
Accounts payable	67,116	52,384
Accrued payroll and payroll related obligations	29,855	19,440
Deferred revenue	27,586	25,218
Accrued liabilities	14,359	15,242
Accrued interest	7,088	6,786
Subscriber deposits	1,325	1,366
Total current liabilities	156,630	128,359

Long-term debt, net	1,045,144	875,123
Obligations under capital leases, excluding current maturities	66,261	72,725
Obligation under capital lease due to related party, excluding current maturity	1,880	1,892
Deferred income taxes	161,476	123,661
Long-term deferred revenue	88,259	89,815
Other liabilities	36,825	25,511
Total liabilities	1,556,475	1,317,086

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 37,299 and 38,534 shares at December 31, 2013 and 2012, respectively; outstanding 37,209 and 38,357 shares at December 31, 2013 and 2012, respectively	11,467	22,703
Class B. Authorized 10,000 shares; issued and outstanding 3,165 and 3,169 shares at December 31, 2013 and 2012, respectively; convertible on a share-per-share basis into Class A common stock	2,673	2,676
Less cost of 90 and 177 Class A common shares held in treasury at December 31, 2013 and 2012, respectively	(866)	(1,617)
Paid-in capital	26,880	25,832
Retained earnings	116,990	107,584
Total General Communication, Inc. stockholders' equity	157,144	157,178
Non-controlling interests	300,210	32,258
Total stockholders’ equity	457,354	189,436
Total liabilities and stockholders’ equity	$2,013,829	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
YEARS ENDED DECEMBER 31, 2013, 2012, and 2011

	(Unaudited)
(Amounts in thousands, except per share amounts)	2013	2012	2011
Revenues:
Trade	$788,490	710,181	679,381
Related party	23,158	—	—
Total revenues	811,648	710,181	679,381

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Trade	263,491	247,501	227,399
Related party	16,971	—	—
Total cost of goods sold	280,462	247,501	227,399

Selling, general and administrative expenses	271,065	243,248	235,521
Depreciation and amortization expense	147,259	130,452	125,937
Operating income	112,862	88,980	90,524

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(69,725)	(67,747)	(68,258)
Loss on extinguishment of debt	(103)	—	(9,111)
Other	(350)	17	(264)
Other expense, net	(70,178)	(67,730)	(77,633)
Income before income tax expense	42,684	21,250	12,891
Income tax expense	(10,957)	(12,088)	(7,405)

Net income	31,727	9,162	5,486
Net income (loss) attributable to non-controlling interests	22,321	(511)	(238)
Net income attributable to General Communication, Inc.	$9,406	9,673	5,724
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.23	0.23	0.13
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.23	0.23	0.13
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.23	0.23	0.12
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.23	0.23	0.12
Common shares used to calculate Class A basic EPS	$37,732	38,560	42,175
Common shares used to calculate Class A diluted EPS	$41,040	42,119	45,889

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2013			Fourth Quarter 2012			Third Quarter 2013
	Wireless	Wireline		Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$62,209	7,368	69,577	32,679	7,814	40,493	65,613	8,366	73,979
Data	—	87,080	87,080	—	84,652	84,652	—	88,754	88,754
Video	—	32,867	32,867	—	31,999	31,999	—	31,379	31,379
Voice	—	28,304	28,304	—	26,532	26,532	—	23,831	23,831
Total	62,209	155,619	217,828	32,679	150,997	183,676	65,613	152,330	217,943

Cost of goods sold	28,980	49,490	78,470	16,933	52,881	69,814	23,768	47,915	71,683

Contribution	33,229	106,129	139,358	15,746	98,116	113,862	41,845	104,415	146,260

Less SG&A	5,633	67,467	73,100	3,878	58,112	61,990	4,702	64,845	69,547
EBITDA	27,596	38,662	66,258	11,868	40,004	51,872	37,143	39,570	76,713

Share-based compensation	—	1,909	1,909	—	1,050	1,050	—	1,823	1,823
Accretion	270	(653)	(383)	77	(110)	(33)	117	61	178
Other expense	—	(6)	(6)	—	221	221	—	3	3
Adjusted EBITDA	$27,866	39,912	67,778	11,945	41,165	53,110	37,260	41,457	78,717

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$197,218	30,903	228,121	$124,745	29,297	154,042
Data	—	349,883	349,883	—	316,935	316,935
Video	—	126,539	126,539	—	128,148	128,148
Voice	—	107,105	107,105	—	111,056	111,056
Total	197,218	614,430	811,648	124,745	585,436	710,181

Cost of goods sold	83,733	196,729	280,462	58,737	188,764	247,501

Contribution	113,485	417,701	531,186	66,008	396,672	462,680

Less SG&A	19,404	251,661	271,065	15,475	227,773	243,248
EBITDA	94,081	166,040	260,121	50,533	168,899	219,432

Share-based compensation	—	6,638	6,638	—	5,040	5,040
Accretion	507	(430)	77	269	239	508
Other expense	—	447	447	—	869	869
Non-cash contribution	—	—	—	—	960	960
Adjusted EBITDA	$94,588	172,695	267,283	$50,802	176,007	226,809

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2013				Fourth Quarter 2012
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$6,724	644	—	7,368	7,075	739	—	7,814
Data	26,290	35,739	25,051	87,080	23,115	38,406	23,131	84,652
Video	27,993	4,874	—	32,867	28,655	3,344	—	31,999
Voice	8,348	14,741	5,215	28,304	9,614	11,558	5,360	26,532
Total	$69,355	55,998	30,266	155,619	68,459	54,047	28,491	150,997

(Amounts in thousands)
	Fourth Quarter 2013				Third Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$6,724	644	—	7,368	7,581	785	—	8,366
Data	26,290	35,739	25,051	87,080	24,981	39,229	24,544	88,754
Video	27,993	4,874	—	32,867	27,674	3,705	—	31,379
Voice	8,348	14,741	5,215	28,304	8,647	9,952	5,232	23,831
Total	$69,355	55,998	30,266	155,619	68,883	53,671	29,776	152,330

(Amounts in thousands)
	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$28,031	2,872	—	30,903	26,416	2,881	—	29,297
Data	99,740	154,498	95,645	349,883	86,466	143,907	86,562	316,935
Video	111,368	15,171	—	126,539	115,306	12,842	—	128,148
Voice	35,666	50,273	21,166	107,105	41,169	48,262	21,625	111,056
Total	$274,805	222,814	116,811	614,430	269,357	207,892	108,187	585,436

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2013		December 31, 2013
				as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2013	2012	2013	2012	2013	2012	2013
Wireline Segment
Consumer
Data
Cable modem subscribers	115,300	115,600	114,800	(300)	500	-0.3%	0.4%
Video
Basic subscribers	117,900	122,300	118,400	(4,400)	(500)	-3.6%	-0.4%
Digital programming tier subscribers	67,500	72,500	68,100	(5,000)	(600)	-6.9%	-0.9%
HD/DVR converter boxes	96,900	90,400	92,100	6,500	4,800	7.2%	5.2%
Homes passed	247,400	243,600	246,600	3,800	800	1.6%	0.3%
Voice
Local access lines in service	61,000	69,700	62,800	(8,700)	(1,800)	-12.5%	-2.9%
Local access lines in service on GCI facilities	56,900	64,900	58,500	(8,000)	(1,600)	-12.3%	-2.7%
Business Services
Data
Cable modem subscribers	14,000	13,300	14,000	700	—	5.3%	—%
Video
Hotels and mini-headend subscribers	16,800	15,800	19,800	1,000	(3,000)	6.3%	-15.2%
Basic subscribers	2,000	1,900	2,000	100	—	5.3%	—%
Total basic subscribers	18,800	17,700	21,800	1,100	(3,000)	6.2%	-13.8%
Voice
Local access lines in service	48,800	51,600	49,400	(2,800)	(600)	-5.4%	-1.2%
Local access lines in service on GCI facilities	34,700	30,800	34,800	3,900	(100)	12.7%	-0.3%
Managed Broadband
Voice
Local access lines in service	7,600	8,300	7,800	(700)	(200)	-8.4%	-2.6%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	29,300	32,400	29,600	(3,100)	(300)	-9.6%	-1.0%
Consumer Non-Lifeline lines in service	93,600	90,600	94,800	3,000	(1,200)	3.3%	-1.3%
Business Services Non-Lifeline lines in service	18,600	17,000	17,900	1,600	700	9.4%	3.9%
Total wireless lines in service	141,500	140,000	142,300	1,500	(800)	1.1%	-0.6%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2013		December 31, 2013
	Three Months Ended			as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2013	2012	2013	2012	2013	2012	2013
Wireline segment
Consumer
Data
Average monthly revenue per cable modem subscriber	$74.42	$66.88	$70.81	$7.54	$3.61	11.3%	5.1%

Video
Average monthly revenue per subscriber	$78.84	$77.99	$77.64	$0.85	$1.20	1.1%	1.5%

Combined Consumer and Business Services
Wireless
Average monthly revenue per subscriber	$50.46	$47.56	$50.05	$2.90	$0.41	6.1%	0.8%

Total
Voice
Long-distance minutes carried (in millions)	217.3	227.2	239.1	(9.9)	(21.8)	(4.4)%	(9.1)%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2013	2012	2013	2013	2012
Net income	$4.5	0.6	20.0	31.7	9.2
Income tax expense	2.8	1.7	1.0	11.0	12.1
Income before income tax expense	7.3	2.3	21.0	42.7	21.3

Other expense:
Interest expense (including amortization of deferred loan fees)	17.9	16.9	17.5	69.7	67.7
Loss on extinguishment of debt	—	—	—	0.1	—
Other	0.2	0.1	0.2	0.4	—
Other expense	18.1	17.0	17.7	70.2	67.7

Operating income	25.4	19.3	38.7	112.9	89.0
Depreciation and amortization expense	40.9	32.6	38.0	147.2	130.4

EBITDA (Note 2)	66.3	51.9	76.7	260.1	219.4
Share-based compensation	1.9	1.0	1.8	6.6	5.0
Accretion	(0.4)	—	0.2	0.1	0.5
Other	—	0.2	—	0.5	0.9
Non-cash contribution adjustment	—	—	—	—	1.0
Adjusted EBITDA (Note 1)	$67.8	53.1	78.7	267.3	226.8

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, net income or loss from equity investments, net income or loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions and non-cash contribution adjustment.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.